Exhibit 99.1
Joint Filer Information

Date of Event
Requiring Statement:	July 12, 2011

Issuer Name and Ticker or Trading Symbol:	Saratoga Resources, Inc. [SROE]

Designated Filer:	The Blackstone Group L.P.

Other Joint Filers:	Blackstone Holdings I L.P. Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. Mr. Stephen A. Schwarzman

Addresses:	The address of the principal business and principal office of each of Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group Management L.L.C. and Mr. Stephen A. Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154.
Signatures:
Dated: July 21, 2011

Blackstone Holdings I L.P.
By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Person

Blackstone Holdings I/II GP Inc.
By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Person

The Blackstone Group L.P.
By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Person

Blackstone Group Management L.L.C.
By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Person

Mr. Stephen A. Schwarzman
By:	/s/ Stephen A. Schwarzman
	Name:	Stephen A. Schwarzman